FOR IMMEDIATE RELEASE

CONTACT:	Liolios Group Investor Relations
Scott Liolios or Matt Glover
949-574-3860, IDSY@liolios.com

I.D. Systems Reports First Quarter 2014 Financial Results

Revenue Up 21% from First Quarter of 2013

Woodcliff Lake, NJ, May 7, 2014—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for tracking, securing and managing high-value enterprise assets, today reported results for the quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

•	Revenue increased 21% to $9.7 million from $8.0 million in the first quarter of 2013, driven primarily by a 42% increase in sales of the company’s wireless industrial Vehicle Management Systems (VMS), across both North America and Europe, and a 5% increase in revenue from the company’s transportation asset management business.

•	Gross margin was 51%, compared to 48% in the first quarter of 2013.

•	Recurring revenue was $4.3 million or 44% of total revenue for the quarter.

•	Selling, general and administrative (SG&A) expenses were $6.8 million, including $1.1 million in non-recurring expenses related to the company’s executive management change in March 2014. Excluding these non-recurring costs, which include severance, accelerated stock compensation, legal and other fees, SG&A expenses were sequentially flat at $5.7 million compared to the fourth quarter of 2013.

•	Excluding stock-based compensation, depreciation and amortization, and non-recurring expenses related to the company’s executive management change, non-GAAP net loss was $947,000, or $(0.08) per basic and diluted share, compared to non-GAAP net loss of $1.8 million, or $(0.15) per basic and diluted share, in the same period a year ago.

•	Net loss was $2.8 million, or $(0.24) per basic and diluted share, compared to a net loss of $2.6 million, or $(0.22) per basic and diluted share, in the first quarter of 2013.

•	As of March 31, 2014, I.D. Systems had $13.4 million in cash, cash equivalents and marketable securities, and no debt.

Management Commentary

Kenneth Ehrman, I.D. Systems’ president and interim CEO, said, “Demand for our industrial vehicle management systems is reflected not only by our 42% quarter-over-quarter growth in VMS revenue, but also by approximately $1.5 million in VMS orders received in the first quarter but scheduled for delivery in the second quarter of 2014, and thus not included in first quarter revenues.

“The first quarter of 2014 also marks the start of a new growth strategy for I.D. Systems. With our world-class customer base and leading intellectual property portfolio, we believe the most significant investment we can make is in our company. Accordingly, since my appointment as interim CEO in March, we have launched an initiative called ‘I.D. Systems 2.0’, which includes: a detailed review of customer requirements to accelerate enterprise adoption of our solutions; a transformation of our implementation approach to create more scalable and higher-quality processes; a Six Sigma analysis of our internal process controls and quality management aimed at continuous improvement; and an acceleration of the engineering projects already on our product roadmap to help expedite revenue growth.

“One of the key elements of ‘I.D. Systems 2.0’ is our cloud-based Analytics software, which measures key performance indicators to help optimize supply chain efficiency, and which we are now developing for our transportation asset management business as well as industrial vehicle management. Analytics has helped us position our VMS solution competitively as a best practice in material handling operations, worthy of attention at the corporate executive level as well as on the plant floor.”

Page 1 of 6	More...

First Quarter 2014 Operational Highlights

•	Repeat business from core end users, including 3M, Audi, Bridgestone, CNH, Deere, Ford Motor Company, Estenson Logistics, Forward Air, Kellogg’s, Knight Transportation, Nestlé, Niagara Bottling, Procter & Gamble, Royal Freight, Sonoco, U.S. Postal Service (USPS), and Walmart.

•	As announced on March 19, 2014, the award of an indefinite delivery/indefinite quantity contract by the U.S. Postal Service (USPS), valued at up to $4 million through the end of September 2014, for the initial phase of an upgrade and expansion of the company’s wireless VMS solutions across the USPS mail distribution network. Under this contract, the company has received $736,000 in delivery orders to date, and recognized revenue of approximately $200,000 in the first quarter of 2014.

•	As announced on February 10, 2014, the receipt of a purchase order from a multinational customer, valued at $935,000, which will lead to I.D. Systems’ first VMS implementations in the Peoples Republic of China. This version of our VMS system, which is expected to be delivered in the second quarter of 2014, will incorporate Chinese translations and technical certifications.

•	Receipt of purchase orders for initial VMS deployments with new customers, including a global healthcare products company, a leading metal manufacturer, a leading specialty food producer, and one of the world’s largest seafood processors.

•	As announced on March 10, 2014, the receipt of a series of purchase orders from a strategic channel partner, valued in excess of $800,000, to deploy I.D. Systems’ wireless VMS on fleets of lift trucks at multiple distribution centers of a Fortune 100 company.

•	Receipt of additional purchase orders from channel partners (industrial truck manufacturers and their dealers) to deploy the company’s wireless VMS for end users across a diverse range of industries, including automotive, cosmetics, CPG, food distribution, logistics, pharmaceutical, and retail.

•	The execution, in March 2014, of an Authorized Reseller Agreement with Toyota Material Handling USA, the U.S. arm of the largest industrial truck manufacturer in the world, which will involve technical integrations as well as sales and support of wireless VMS systems.

•	As announced on April 28, 2014, the award of United States patent numbers 8,676,670 and 8,671,063, dated March 2014. The former covers a wide range of processes for wireless industrial truck management; the latter covers processes for managing a rental vehicle remotely and wirelessly, and is the company’s third patent pertaining specifically to rental fleet management. The company now has a total of 76 patents issued and pending.

•	The introduction of I.D. Systems’ fourth generation of vehicle-mounted VMS devices at the Modex material handling exhibition in March 2014. The new product, which is currently in beta test with multiple customers and scheduled for commercial availability in the third quarter of 2014, is expected to simplify system installation, enhance functionality, improve the user’s experience, and have cost benefits for the company.

•	Beta testing and trial deployments of two new transportation asset management products utilizing low-cost cellular technology: one unit designed for tracking trailer chassis, the other for tracking intermodal containers.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Wednesday, May 7, 2014, at 4:45 p.m. Eastern time. The company’s president and interim CEO, Kenneth Ehrman, and CFO, Ned Mavrommatis, will lead a discussion on the results of the quarter and other recent developments, followed by a question and answer period. The conference call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Page 2 of 6	More...

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, potential contract values, synergies, accretion or other financial information; and plans, strategies, objectives, and initiatives of management for future operations. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

— Tables to Follow –

Page 3 of 6	More...

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

(Unaudited)

	Three Months Ended
	March 31,
	2013	2014
Revenue:
Products	$3,775,000	$5,790,000
Services	4,239,000	3,946,000
	8,014,000	9,736,000
Cost of Revenue:
Cost of products	2,694,000	3,302,000
Cost of services	1,484,000	1,450,000
	4,178,000	4,752,000

Gross Profit	3,836,000	4,984,000

Operating Expenses
Selling, general and administrative expenses	5,516,000	6,820,000
Research and development expenses	1,140,000	1,150,000
	6,656,000	7,970,000

Loss from operations	(2,820,000)	(2,986,000)
Interest income	165,000	152,000
Other income, net	33,000	3,000

Net loss	$(2,622,000)	$(2,831,000)

Net loss per share – basic and diluted	$(0.22)	$(0.24)

Weighted average common shares outstanding – basic and diluted	11,839,000	12,020,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2014
Net loss attributable to common stockholders	$(2,622,000)	$(2,831,000)
Depreciation and amortization	539,000	551,000
Stock-based compensation	253,000	283,000
Stock-based compensation related to executive change	-	327,000
Other non-recurring expenses related to executive change	-	723,000
Non-GAAP net loss	$(1,830,000)	$(947,000)
Non-GAAP net loss per share – basic and diluted	$(0.15)	$(0.08)

Page 4 of 6	More...

I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2013*	March 31, 2014
		(Unaudited)
ASSETS
Cash and cash equivalents	$6,582,000	$5,918,000
Restricted cash	300,000	300,000
Investments – short term	4,090,000	3,972,000
Accounts receivable, net	9,574,000	10,598,000
Financing receivable – current	4,051,000	4,080,000
Inventory, net	5,156,000	4,959,000
Deferred costs – current	2,112,000	2,151,000
Prepaid expenses and other current assets	909,000	1,083,000
Deferred tax asset – current	63,000	-
Total current assets	32,837,000	33,061,000

Investments – long term	3,100,000	3,219,000
Financing receivable – long term	10,255,000	9,511,000
Deferred costs – long term	2,861,000	2,725,000
Fixed assets, net	2,239,000	2,017,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	2,064,000	1,791,000
Other assets	322,000	325,000
	$55,515,000	$54,486,000

LIABILITIES
Accounts payable and accrued expenses	$6,264,000	$6,728,000
Capital lease obligation - current	144,000	149,000
Deferred revenue - current	4,641,000	5,523,000
Total current liabilities	11,049,000	12,400,000
Deferred rent	330,000	326,000
Capital lease obligation – long term	149,000	110,000
Deferred revenue – long term	6,538,000	6,411,000
Total liabilities	18,066,000	19,247,000
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	—	—
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,835,000 and 12,956,000 shares issued at December 31, 2013 and March 31, 2014, respectively; shares outstanding, 12,196,000 and 12,301,000 at December 31, 2013 and March 31, 2014, respectively	123,000	123,000
Additional paid-in capital	104,479,000	105,132,000
Accumulated deficit	(63,601,000)	(66,432,000)
Accumulated other comprehensive loss	(106,000)	(46,000)
	40,895,000	38,777,000
Treasury stock, at cost	(3,446,000)	(3,538,000)
Total stockholders’ equity	37,449,000	35,239,000
Total liabilities and stockholders’ equity	$55,515,000	$54,486,000

*Derived from audited balance sheet as of December 31, 2013.

Page 5 of 6	More...

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

(Unaudited)

	Three Months Ended March 31,
	2013	2014
Cash flows from operating activities:
Net loss	$(2,622,000)	$(2,831,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	139,000	128,000
Proceeds from sale of N.J. net operating loss carryforwards	662,000	63,000
Stock-based compensation expense	253,000	610,000
Depreciation and amortization	539,000	551,000
Inventory reserve	3,000	29,000
Other non-cash items	(4,000)	6,000
Changes in:
Accounts receivable	232,000	(1,134,000)
Financing receivable	345,000	714,000
Inventory	(334,000)	168,000
Prepaid expenses and other assets	448,000	(177,000)
Deferred costs	(118,000)	97,000
Deferred revenue	763,000	755,000
Accounts payable and accrued expenses	(515,000)	368,000
Net cash used in operating activities	(209,000)	(653,000)

Cash flows from investing activities:
Expenditures for fixed assets, including website costs	(134,000)	(56,000)
Purchase of investments	(1,568,000)	(1,575,000)
Maturities of investments	4,173,000	1,565,000
Net cash provided by (used in) investing activities	2,471,000	(66,000)

Cash flows from financing activities:
Principal payments of capital lease obligation	-	(34,000)
Proceeds from exercise of stock options	7,000	43,000
Net cash provided by financing activities	7,000	9,000

Effect of foreign exchange rate changes on cash and equivalents	(206,000)	46,000
Net (decrease) increase in cash and cash equivalents	2,063,000	(664,000)
Cash and cash equivalents - beginning of period	1,614,000	6,582,000
Cash and cash equivalents - end of period	$3,677,000	$5,918,000

Page 6 of 6